                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement

     / / Definitive Additional Materials

     / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                     THE PHOENIX RESOURCE COMPANIES, INC.
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                (Name of Registrant as Specified in Its Charter)

                                Not Applicable
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act
         Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act
         Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transactions applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rules 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                      THE PHOENIX RESOURCE COMPANIES, INC.
                           6525 North Meridian Avenue
                       Oklahoma City, Oklahoma 73116-1491

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995

To the Stockholders of
THE PHOENIX RESOURCE COMPANIES, INC.:

         The 1995 Annual Meeting of Stockholders of The Phoenix Resource Companies, Inc. will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006 at 1:00 P.M., local time, on Tuesday, May 9, 1995, for the following purposes:

         (a) To elect six members of the Board of Directors each to serve for a three-year term expiring in 1998;

         (b) To consider approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000, as described in the accompanying Proxy Statement;

         (c) To consider approval of an amendment to the Company's 1990 Employee Stock Option Plan, as described in the accompanying Proxy Statement; and

         (d) To consider and act upon such other business as may be properly brought before the meeting or any adjournment thereof.

         The accompanying Proxy Statement contains a more complete description of the items of business to be considered at the meeting and additional information pertaining thereto.

         Only stockholders of record at the close of business on March 15, 1995 are entitled to receive notice and to vote at the meeting or any adjournment thereof.

         You are cordially invited to attend the meeting. Whether or not you plan to attend the meeting, YOU ARE REQUESTED TO SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting you may vote in person, if you wish, whether or not you have returned your proxy. A proxy may be revoked at any time before it is exercised.

                                              By Order of the Board of Directors



                                              PATRICIA J. MURANO
                                              Secretary

Oklahoma City, Oklahoma
March 29, 1995

                      The Phoenix Resource Companies, Inc.
                           6525 North Meridian Avenue
                       Oklahoma City, Oklahoma 73116-1491

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 9, 1995

         This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of The Phoenix Resource Companies, Inc. (the "Company") for use at the 1995 Annual Meeting of Stockholders of the Company to be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006, at 1:00 p.m., local time, on Tuesday, May 9, 1995, for the following purposes:

         (a) To elect six members of the Board of Directors each to serve for a three-year term expiring in 1998;

         (b) To consider approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000, as set forth in Exhibit A (the "Certificate Amendment");

         (c) To consider approval of an amendment to the Company's 1990 Employee Stock Option Plan, as set forth in Exhibit B (the "Option Plan Amendment"); and

         (d) To consider and act upon such other business as may be properly brought before the meeting or any adjournment thereof.

MAILING OF PROXY STATEMENT

         A copy of the Company's 1994 Annual Report to Stockholders is being mailed herewith to each stockholder of the Company. Such Annual Report does not form any part of the material for the solicitation of proxies. This Proxy Statement was first mailed to stockholders on or about March 29, 1995.

REVOCABILITY OF PROXY

         Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise (i) by giving written notice to the Company of such revocation; (ii) by voting in person at the meeting; or (iii) by executing and delivering to the Company a later dated proxy.

VOTING SECURITIES

         The only outstanding voting class of securities of the Company is its Common Stock. Only holders of record of the 7,784,098 shares of the Common Stock outstanding as of the close of business on March 15, 1995 are entitled to notice of and to vote at the meeting or any adjournment thereof. Holders of Common Stock are entitled to one vote for each share held of record on March 15, 1995. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting, but if a quorum should not be present, the meeting may be adjourned without notice from time to time until a quorum is obtained.

SOLICITATION OF PROXIES

         This solicitation of proxies is made by the Board of Directors of the Company. The cost of preparing and mailing the enclosed material will be borne by the Company. In addition to the solicitation of proxies by mail, it is possible that certain officers, directors and employees of the Company may solicit proxies on behalf of the Board by telephone, telegraph and personal interview, with the cost of any such solicitation to be borne by the Company. No additional compensation will be received by any officer, director or employee of the Company in connection with proxy solicitation. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Common Stock.

STOCKHOLDER PROPOSALS

         Any stockholder of the Company meeting certain minimum stock ownership and holding period requirements may present a proposal for action at the annual meeting of stockholders to be held in 1996. Such stockholder must deliver the proposal to the executive offices of the Company no later than January 1, 1996, unless the Company notifies the stockholders otherwise. Only those proposals that are proper for stockholder action and otherwise proper may be included in the Company's proxy statement. The Board of Directors will consider nominations for directors of the Company, if any, to be elected at the annual meeting of stockholders to be held in 1996 that are submitted in writing by any stockholder of the Company prior to January 1, 1996 and that otherwise comply with the provisions of the Amended and Restated Certificate of Incorporation of the Company.

                       ACTION TO BE TAKEN UNDER THE PROXY

         Proxies in the accompanying form which are properly executed and returned will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted as follows with respect to such matters: (a) "FOR" the persons named in this Proxy Statement as the Board of Directors' nominees for election to the Board of Directors; (b) "FOR" approval of the Certificate Amendment; (c) "FOR" approval of the Option Plan Amendment; and (d) in the transaction of such other business as may properly come before the meeting or any adjournment(s) thereof. The persons named in the accompanying proxy may also, if it is deemed to be advisable, vote such proxy to adjourn the meeting from time to time.

               ELECTION OF SIX MEMBERS OF THE BOARD OF DIRECTORS

         Pursuant to the Company's Bylaws, the Board of Directors has, by resolution, fixed the number of directors at six, and six directors will be elected at the meeting. Each nominee will be elected to hold office until the annual meeting of stockholders to be held in 1998 and until his successor is elected and qualified. Each nominee is currently a director of the Company and has served continuously since first becoming a director.

         Joseph A. Pardo, Chairman -- Mr. Pardo, age 61, joined the Board in April 1990 and was elected as Chairman of the Board in April 1994. Mr. Pardo is an attorney and financial consultant, and from 1984 to the present, has served as bankruptcy trustee of W.T. Grant Company.

         Galal P. Doss -- Mr. Doss, age 40, joined the Board in April 1990. From 1982 to the present, Mr. Doss has served as Chairman and Chief Executive Officer of Family Foods S.A.E., an Egyptian publicly listed food processing company and is also Chairman and Chief Executive Officer of Family Cosmetics, an Egyptian publicly listed cosmetics company.

         Francis L. Durand -- Mr. Durand, age 72, joined the Board in April 1990. Mr. Durand has been associated with Ernst & Young, independent certified public accountants, since 1952. Since retiring in 1982 from Ernst & Young as an active partner and national director of services to the oil and gas industry, Mr. Durand has continuously been a consultant for Ernst & Young specializing in the oil and gas industry. Mr. Durand is a member of the American Institute of Certified Public Accountants.

         George D. Lawrence Jr. -- Mr. Lawrence, age 44, has served as President since January 1990 and joined the Board of Directors in May 1990. He has been with the Company since August 1985 and has held various positions, most recently the offices of President and Chief Executive Officer.

         Lawrence M. Miller -- Mr. Miller, age 48, joined the Board in August 1993. Mr. Miller is an attorney and has been a member of the law firm of Schwartz, Woods & Miller in Washington, D.C. since 1973.

         Rex A. Sebastian -- Mr. Sebastian, age 65, joined the Board in April 1990. Since 1985, Mr. Sebastian has been a professional director and management consultant. From 1975 to 1985, Mr. Sebastian served as Senior Vice President of Operations, Corporate Executive Offices at Dresser Industries, Inc., an energy and natural resources company. He currently serves on the boards of the following publicly-held companies: Ferro Corporation, a manufacturer of specialty materials and chemicals for industry, and Hallwood Energy Corporation, an oil and gas company.

         Should any of the nominees named herein for the office of director become unwilling or unable to accept nomination of election, it is intended that the persons acting under the proxy will vote for the election, in his stead, of such other persons as the Board of Directors of the Company may recommend, or the Board of Directors of the Company may reduce the number of directors to be elected. The Board of Directors has no reason to believe that any of the nominees named above will be unwilling or unable to serve.

         No family relationships exist among the officers or directors of the Company. Except as indicated above, no director of the Company is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

MEETINGS AND COMMITTEES OF THE BOARD

         The Board of Directors of the Company has an Audit and Compensation Committee (the "Committee") that in 1994 consisted of the following directors, each of whom is not an employee of the Company: Francis L. Durand (Chairman); Sanjeev K. Mehra (who resigned as a director and a member of the Committee on March 25, 1994); Lawrence M. Miller (who replaced Mr. Mehra on the Committee); Joseph A. Pardo; and Rex A. Sebastian. The Committee held seven meetings during the year ended December 31, 1994. The Committee meets with the Company's independent auditors, reviews the financial statements of the Company, recommends to the Board of Directors the selection of the Company's independent auditors for each fiscal year and makes recommendations to the Board of Directors concerning executive compensation. The entire Board of Directors acts as the nominating committee.

         During 1994 the Board of Directors held eight meetings. In addition, management confers frequently with the directors on an informal basis to discuss the affairs of the Company.

During 1994, each director attended 75% or more of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which he was serving.

COMPENSATION OF DIRECTORS

         Each nonemployee director receives a quarterly retainer fee of $5,000, payable at the end of each calendar quarter, except that the Chairman of the Board receives a quarterly retainer fee of $10,000. Each nonemployee member of the Board of Directors also receives $1,000 per Board or committee meeting attended. In view of the extensive time and travel required for Mr. Doss to attend meetings of the Board of Directors in the United States, he receives an additional $1,000 for each such meeting. Board members are reimbursed for additional out-of-pocket expenses incurred in association with Board and committee meetings.

                        PROPOSAL TO AMEND THE COMPANY'S
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

GENERAL

         The Board of Directors of the Company has adopted resolutions to approve, and submit to stockholders for approval, a proposed Certificate of Amendment to the Company's Amended and Restated Certificate of Incorporation, which will increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 (the "Certificate Amendment"). The Certificate Amendment leaves the authorized number of shares of Preferred Stock unchanged. The complete text of the Certificate Amendment is set forth as Exhibit A to this Proxy Statement.

PURPOSE OF THE CERTIFICATE AMENDMENT

         In January 1995 the Board approved a two-for-one split of the outstanding shares of Common Stock of the Company. This split doubled the amount of shares outstanding, but did not increase the number of authorized shares of Common Stock. As a result, the number of shares of authorized and unissued shares of Common Stock was reduced to approximately 2,000,000.

         Pursuant to Delaware law, stockholder approval is required in order to increase the number of authorized shares of Common Stock. The Company has no current plans or proposals to issue any of these additional authorized shares of Common Stock. However, the Company believes that having additional authorized shares of Common Stock available for issuance is advisable and in the best interests of the Company and its stockholders. Stockholder approval will not be required for the issuance of additional shares of Common Stock, except in limited circumstances that may be required by applicable stock exchange rules or regulations.

EFFECTIVENESS

         If the Certificate Amendment is approved by the stockholders, the Company will file the Certificate Amendment with the Secretary of State of the State of Delaware promptly after such approval, at which time the Certificate Amendment will become effective.

         THE AFFIRMATIVE VOTE BY THE HOLDERS OF AT LEAST A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY'S COMMON STOCK IS REQUIRED FOR APPROVAL OF THE CERTIFICATE AMENDMENT.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE PROPOSED CERTIFICATE AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED CERTIFICATE AMENDMENT.

                             PROPOSAL TO AMEND THE
                        1990 EMPLOYEE STOCK OPTION PLAN

         In February 1995 the Board of Directors approved an amendment (the "Option Plan Amendment") to the Company's 1990 Employee Stock Option Plan (the "Employee Plan"). The Option Plan Amendment increases the number of shares of Common Stock for which options may be issued under the Employee Plan by 300,000 shares. The complete text of the Option Plan Amendment is set forth as Exhibit B to this Proxy Statement.

PURPOSE AND EFFECT OF THE OPTION PLAN AMENDMENT


         Unless the Option Plan Amendment is approved by the stockholders, the Board of Directors cannot issue any options under the Employee Plan to purchase additional amounts of Common Stock, because all previously authorized options have either been exercised or are currently outstanding. The Board believes that the previous issuance of stock options as a management incentive has been highly successful and that additional options may be required to be granted to retain and attract qualified officers and key employees. While the Company has no current plans to issue any additional options, the Board of Directors believes that in accordance with prudent business practices it should have the flexibility to issue more stock options in appropriate circumstances. The Board of Directors believes that the proposed Option Plan Amendment is in the best interests of the stockholders as well as the Company. Stockholder approval of the Option Plan Amendment is required by the Employee Plan and is necessary to maintain the qualification of the Employee Plan under Rule 16b-3 promulgated under the Exchange Act and in order to comply with certain applicable stock exchange regulations.


SUMMARY OF EMPLOYEE PLAN

         General. The Employee Plan provides for the granting of non-qualified stock options to purchase shares of Common Stock to employees of the Company, including officers and directors of the Company who are also employees of the Company or its subsidiaries. The Company is the issuer of the Common Stock that may be issued upon the exercise of stock options ("Employee Options") granted pursuant to the Employee Plan.

         The proceeds from the sale of Common Stock pursuant to the exercise of Employee Options will be added to the general funds of the Company and will be used for general corporate purposes. The Employee Plan is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         The purpose of the Employee Plan is to provide an incentive for employees of the Company or its subsidiaries to enter into or to remain in the service of the Company or its subsidiaries, to extend to them the opportunity to acquire a proprietary interest in the Company, and to stimulate the active interest of such persons in the development and financial success of the Company.

         Securities Subject to the Employee Plan. Under the Employee Plan, the nonemployee members of the Board of Directors of the Company serve as the Stock Option Committee (the "Option Committee") and as such are authorized to grant options to purchase shares of Common Stock of the Company. Such options are intended to be non-qualified stock options. The Employee Plan provides that members of the Option Committee shall not be eligible to participate in, or receive stock options under the Employee Plan or any other plan of the Company or its subsidiaries which entitles its participants to acquire stock, stock appreciation rights, or stock options of the Company or its subsidiaries, other than the Director Plan, while serving as a member of the Option Committee or at any time during the preceding 12 months.

The Employee Plan also provides that no director who is eligible to receive options under, or to participate in the Employee Plan shall take part in any Option Committee deliberations or action respecting the Employee Plan.

         The Employee Plan originally provided for the issuance of options covering an aggregate of 800,000 shares of Common Stock. The Employee Plan provides for the proportionate adjustment of the total number of shares of Common Stock reserved for the grant of options, the number of shares of Common Stock represented by each outstanding option, and the exercise price of outstanding options in the event of a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, a stock split, combination of shares or recapitalization or other increase or reduction of the number of shares of Common Stock outstanding for which the Company does not receive compensation in money, services or property.

         The Employee Plan provides specific rules for the substitution or adjustment of any shares of Common Stock subject to outstanding but unexercised options in the event of a reorganization, merger, consolidation, plan of exchange, or distribution of securities by the Company pursuant to which the stockholders of the Company receive Common Stock or other securities.

         The occurrence of a "Change of Control," as defined in the Employee Plan, will cause all Employee Options then outstanding to become exercisable in full without regard to any installment restrictions on exercise which would otherwise be applicable.

         Participation. The Option Committee may grant Employee Options only to persons who are employees of the Company or any parent or subsidiary of the Company at the time of the grant thereof. In granting options under the Employee Plan, the Option Committee has authority to determine the terms and provisions upon which such options shall be exercisable, subject to the applicable provisions of the Employee Plan.

         Non-Transferability of Employee Options. Options granted under the Employee Plan are not transferable, assignable or subject to any encumbrance, pledge or charge of any nature, other than by will or the laws of descent or distribution. An Employee Option may be exercised solely by the Optionee during the Optionee's lifetime, and after the death of the Optionee only by the personal representative of the Optionee's estate or the person or persons entitled thereto under the Optionee's will or under the laws of descent or distribution.

         Exercise Period. The duration of each Employee Option is for such period as the Option Committee determines at the time of award, but may not be more than ten years from the date of award. The Option Committee may determine to permit any Employee Option to be exercisable at any time after six months from the date of grant of such Employee Option. In general, Employee Options currently outstanding are not fully exercisable until at least three or four years after issuance. The Company envisions that future Employee Options will have similar vesting periods.

         If the Board of Directors of the Company terminates the Employee Plan, Employee Options granted before such termination will continue to be effective subject to the terms of the applicable stock option agreement or certificate.

         Exercise Price. The purchase price of each share of Common Stock subject to an Employee Option is to be determined by the Option Committee prior to the grant of such Employee Option and may not be less than the fair market value per share of the Common Stock on the date of the grant of the Employee Option.

         The purchase price of any Common Stock issued upon the exercise of an Employee Option must be paid in full at the time of the exercise. The purchase price may be paid in cash or, at the election of the Optionee, in Common Stock theretofore owned by the Optionee (or any combination of cash and Common Stock). Common Stock tendered towards the payment of such purchase price shall be valued at its fair market value on the date of exercise.

         Any Employee Option granted under the Employee Plan, and the option agreement or certificate evidencing such Employee Option, may provide that the Optionee, or his heirs or other legal representatives to the extent entitled to exercise the Employee Option under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all or any part of the then unexercised portion of the Employee Option (to the extent exercisable) for a number of shares of Common Stock, for an amount of cash or for a combination of Common Stock and cash, to be determined in accordance with the applicable provisions of the Employee Plan. The Option Committee, in granting Employee Options, has the discretion to determine whether or not such Employee Options include a right of relinquishment. Neither the Option Committee nor the Company is under any obligation or will incur any liability to any person by reason of the Option Committee's refusing to grant or include a right of relinquishment in any Employee Option granted under the Employee Plan or in any option agreement or certificate evidencing the same.

         Such right of relinquishment may be exercised only upon receipt by the Company of a written notice of such relinquishment and to the extent that the holder makes satisfactory provisions to the Company for the payment of any taxes which the Company is obligated to collect with respect to such relinquishment. The Option Committee shall have sole discretion to consent to or disapprove any election of a holder of an Employee Option to relinquish such Employee Option for Common Stock and cash. The Option Committee, in granting Employee Options, shall have discretion to determine the terms upon which such Employee Options shall be relinquishable, subject to the applicable provisions of the Employee Plan, and including such provisions as are deemed advisable to permit the exemption from the operation of Section 16(b) of the Exchange Act in whole or in part of any such transaction involving such relinquishment, and Employee Options outstanding, and option agreements or certificates evidencing such Employee Options, may be amended, if necessary, to permit such exemption.

         The right to relinquish any Employee Options to the Company is not assignable or otherwise transferable except by will or the laws of descent and distribution. No right of relinquishment may be exercised within the first six months of the date of grant of such right; provided, however, that this limitation shall not apply in the event of death or disability.

         Modification and Termination. The Employee Plan may be amended or terminated by the Board of Directors of the Company at any time without the approval of the stockholders, except where such amendment or alteration (a) changes the number of shares of Common Stock subject to the Employee Plan, except as provided for by the anti-dilution provision of the Employee Plan or
(b) alters the class of persons eligible to receive Employee Options. In addition, the Board of Directors of the Company may not, without the affected Optionee's written consent, modify the terms and conditions or alter, terminate or impair any right or obligation under any outstanding Employee Option.

         Administration. Authority to administer the Employee Plan has been delegated to the Option Committee. Except as expressly provided by the Employee Plan, the Option Committee has the authority, in its discretion, to award Employee Options and to determine the terms and conditions (which need not be identical) of such Employee Options, including the persons to whom, and the time or times at which, Employee Options will be awarded, the number of Employee Options to be awarded to each such person, the exercise price of any such Employee Options, and the form, terms and provisions of any agreement pursuant to which such Employee Options are awarded.

         THE AFFIRMATIVE VOTE BY THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE COMPANY'S COMMON STOCK REPRESENTED AT THE 1995 ANNUAL MEETING OF STOCKHOLDERS IS REQUIRED FOR APPROVAL OF THE OPTION PLAN AMENDMENT.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE ADOPTION OF THE PROPOSED OPTION PLAN AMENDMENT AND RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED OPTION PLAN AMENDMENT.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the total number and percentage of the outstanding shares of the Company's Common Stock beneficially owned as of March 15, 1995, with respect to each person (including any "group" as defined in Section 13(d)(3) of the Exchange Act) the Company knows to have beneficial ownership of more than 5% of the Company's Common Stock. The information in this table is based solely on statements filed by the beneficial owners listed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, and the Company has not made any independent investigation into the accuracy of this information. Except as noted below, each stockholder has sole voting and investment power with respect to all shares owned by such stockholder.

             Name and Address                      Amount and Nature of                      Percent
            of Beneficial Owner                    Beneficial Ownership                      of Class
------------------------------------------------------------------------------------------------------
Leon S. Gross                                            1,222,046                              15.7%
River Park House
3600 Conshohocken Avenue
Philadelphia, PA 19131

Metropolitan Life Insurance Company                      1,091,680 (1)                          14.0%
One Madison Avenue
New York, NY 10010-3690

Guardian Life Insurance Company of America                 699,600 (2)                           9.0%
201 Park Avenue South
New York, NY 10003

__________________________________


(1) State Street Research and Management Company, One Financial Center, 38th Floor, Boston, MA 02111-2690 reported ownership of these same securities but disclaimed beneficial interest in the securities, noting that the securities are, in fact, owned by various clients. Metropolitan reported sole power to dispose of all 1,091,680 shares and sole voting power of 793,600 shares; State Street reported sole power to dispose of 1,089,480 shares and sole voting power of 791,400 shares.

(2) Guardian Life Insurance Company of America reported sole power to dispose and voting power of 280,000 shares and shared power to dispose and voting power of 80,000 shares.

         The following table shows, as of March 15, 1995, all shares of Common Stock held beneficially, directly or otherwise, by each director, by each executive officer and by all directors and executive officers as a group. Unless otherwise indicated, each such person possesses sole voting and investment power with respect to the shares owned by him or her.

                                               Shares of          Shares of Common                           Percent of
                                                Common            Stock Purchasable          Total          Common Stock
                Name of                          Stock                  Under             Beneficial        Beneficially
            Beneficial Owner                     Owned             Stock Options (1)       Ownership            Owned
            ----------------                     -----             -------------           ---------            -----
Mark W. Anschutz  . . . . . . .                 4,000                   42,000               46,000              .6%
John E. Bruno . . . . . . . . .                32,126                   25,000               57,126              .7%
Inmann T. Dabney, Jr. . . . . .                 4,000                   25,000               29,000              .4%
Galal P. Doss . . . . . . . . .               122,000                    4,000              126,000             1.6%
Francis L. Durand . . . . . . .                 3,000                    4,000                7,000              .1%
George D. Lawrence Jr.  . . . .                56,824                   55,000              111,824             1.4%
Lawrence M. Miller  . . . . . .                 1,800                    5,000                6,800              .1%
Joseph A. Pardo . . . . . . . .                10,000                    4,000               14,000              .2%
Cheryl A. Rich  . . . . . . . .                14,032                   25,000               39,032              .5%
Rex A. Sebastian  . . . . . . .                 3,000                    4,000                7,000              .1%
All directors & executive officers
    as a group (10 persons)   .               250,782                  193,000              443,782             5.6%

__________________________________

(1) Includes only those options currently exercisable or exercisable within 60 days of March 15, 1995.

                                  COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

         The following table sets forth information concerning compensation paid to the Chief Executive Officer and the four most highly compensated executive officers of the Company. The amounts shown under "Long-Term Compensation" have been adjusted to reflect the two-for-one split of the Company's Common Stock effected January 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                   ANNUAL COMPENSATION                    COMPENSATION
                                     ------------------------------------------------     ------------
                                                                                           SECURITIES
                                                                                           UNDERLYING
                                                                         OTHER ANNUAL       OPTIONS/
              NAME &                              SALARY       BONUS(1)  COMPENSATION(2)      SARS
        PRINCIPAL POSITION           YEAR           ($)         ($)          ($)              (#)
------------------------------------------------------------------------------------------------------
George D. Lawrence Jr.
    Chief Executive Officer            1994       220,000      110,000           --          110,000
                                       1993       210,000       50,000           --               --
                                       1992       210,000       40,000           --               --
Mark W. Anschutz
    Vice President Operations          1994       131,000       66,750           --           50,000
                                       1993       125,000       35,000           --               --
                                       1992       125,000       30,000           --               --
John E. Bruno
    Vice President                     1994       118,000       66,750       77,596           50,000
       Egyptian Activities             1993       110,000       35,000      112,756               --
                                       1992       110,000       30,000      103,217               --
Inmann T. Dabney, Jr.
    Vice President                     1994       167,000       66,750       30,588           50,000
    Exploration & Development          1993       162,000       40,000           --               --
                                       1992       162,000       30,000           --               --
Cheryl A. Rich
    Vice President &                   1994       118,000       66,750           --           50,000
    Chief Financial Officer            1993       110,000       35,000           --               --
                                       1992       110,000       30,000           --               --

__________________________________

(1)  The accrued bonuses shown for each year were paid in the following year.

(2) The Company typically provides additional compensation, overseas benefits, tax equalization payments and relocation expenses in connection with the overseas services of employees. The amounts for Messrs. Bruno and Dabney relate entirely to their overseas assignments.

COMPENSATION PURSUANT TO PLANS

         The Company has a 1990 Employee Stock Option Plan (the "Employee Plan"). The Company has proposed an amendment to the Employee Plan. See "Proposal to Amend the 1990 Employee Stock Option Plan" for a description of the proposed amendment and a summary of the Employee Plan.

         The Company also has a 1990 Nonemployee Director Stock Option Plan ("Director Stock Option Plan") which initially reserved 150,000 shares of Common Stock for issuance upon exercise of stock options granted to nonemployee directors under the Director Stock Option Plan. The Director Stock Option Plan provides for a term of ten years. New options granted under this plan vest over a period of three years at the rate of one-third per year. Vesting of options ceases upon the individual no longer being a member of the Board of Directors. The Director Stock Option Plan was amended in 1994 and authorizes the grant of options to purchase 6,000 shares of Common Stock to each director of the Company, who is not otherwise an employee of the Company, upon election to the Board of Directors. The Director Stock Option Plan further provides that each nonemployee director of the Company be granted additional options covering a sufficient number of shares of Common Stock, so that after such grant such nonemployee director would hold in the aggregate, including all options previously granted to such nonemployee director that remain unexercised, options covering at least 6,000 shares of Common Stock. The exercise price of options granted is the closing price of the shares of Common Stock on the date of the grant of such options.


         The Company has an Annual Incentive Plan (the "Annual Plan"), the purpose of which is to reward key executives for their contributions toward improved earnings performance and reserve levels resulting in enhanced stockholder value. The effective date of the Annual Plan was January 1, 1994. Under the Annual Plan, key employees of the Company are eligible, in the aggregate, to receive annually cash bonuses of up to 50% of their base salaries. The actual amount of such bonuses is a function of corporate earnings and hydrocarbon reserve levels.


         The Annual Plan is administered by the Audit and Compensation Committee (the "Committee") of the Board of Directors. The Committee has the authority to: (i) determine eligible participants of the Annual Plan; (ii) establish performance objectives and minimum thresholds; (iii) certify whether or not performance objectives have been met; and (iv) calculate final award payments. The Committee may also make additional discretionary awards for outstanding contributions to the Company's interests, which may not be reflected in a manner which produces an appropriate award under the provisions of the Annual Plan. Such discretionary awards shall be subject to final approval by the Board of Directors.

         All key employees of the Company and its wholly-owned subsidiaries who contribute in a substantial measure to the Company's performance are eligible to participate in the Annual Plan. Annual Incentive Awards are based on increases or decreases in the Defined Income (as described in the Annual Plan) of the Company between the Computational Year, which is the fiscal year for which the Annual Incentive Award is computed, and the Base Period, which is the three fiscal years preceding the Computational Year. In the event of a change of control of the Company, or any similar or related event, the Committee, subject to final approval of the Board, shall, in its discretion, make modifications, enhancements or accelerations to the Annual Plan in a manner appropriate to the circumstance, which manner shall be guided principally by the relevant provisions of the Participants' employment contracts and related arrangements.

         The Board of Directors reserves the right to modify or terminate the Annual Plan at any time, provided that no such action will adversely affect any awards already payable. In the event of termination of the Annual Plan, amounts previously accrued but not paid shall be considered earned by the Participant and are therefore payable to the Participant.


         The Company also has a Deferred Incentive Compensation Plan (the "Deferred Plan"), the purpose of which is to promote the interests of the Company and its stockholders by attracting and retaining key executives as members of management by providing performance-related incentives based on longer-range goals and by aligning such incentive opportunities with stockholder value. The effective date of the Deferred Plan was April 1, 1994. Under the Deferred Plan, key employees are eligible to receive cash bonuses calculated as a function of stock price increases. Payment of such cash bonuses is generally deferred for two years and conditional on the employee continuing in the employment of the Company. The amount of such bonuses cannot exceed 20.1% of base salary annually, except in the case of the Chief Executive

Officer, where such cash bonuses under the Deferred Plan can be no higher than 40.2% of base salary.

         The Deferred Plan is administered by the Committee. The Committee has the authority to: (i) determine eligible participants of the Deferred Plan;
(ii) establish performance objectives and minimum thresholds; (iii) certify whether or not performance objectives have been met; and (iv) calculate deferred award grants. The Committee may also make additional discretionary awards for outstanding contributions to the Company's interests, which may not be reflected in a manner which produces an appropriate award under the provisions of the Deferred Plan. Such discretionary awards shall be subject to final approval by the Board of Directors.

         All key employees of the Company and its wholly-owned subsidiaries who contribute in a substantial measure to the Company's performance are eligible to participate in the Deferred Plan. Deferred Award Grants are based on changes in the quoted price per share of the Company's Common Stock over specified periods. In the event of a change of control of the Company, or any similar or related event, the Committee, subject to final approval of the Board, shall, in its discretion, make modifications, enhancements or accelerations to the Deferred Plan in a manner appropriate to the circumstance, which manner shall be guided principally by the relevant provisions of the Participants' employment contracts and related arrangements.

         The Board of Directors reserves the right to modify or terminate the Deferred Plan at any time, provided that no such action will adversely affect any awards already payable. In the event of termination of the Deferred Plan, amounts previously accrued but not paid shall be considered earned by the Participant and are therefore payable to the Participant.

OPTIONS GRANTED

         The following table sets forth information concerning stock options granted during the fiscal year ended December 31, 1994 pursuant to the Company's 1990 Employee Stock Option Plan, adjusted for the Company's two-for-one stock split.

                                                                                               Potential
                                                                                          Realizable Value at
                                                                                            Assumed Annual
                                                                                         Rates of Stock Price
                                                                                             Appreciation
                             Individual Grants                                             for Option Term
-----------------------------------------------------------------------------------      --------------------
                                 Number of     % of Total
                                Securities      Options
                                Underlying     Granted to     Exercise
                                  Options      Employees       or Base
                                  Granted      in Fiscal        Price      Expiration
         Name                       (#)           Year         ($/Sh)         Date        5% ($)      10% ($)
---------------------------     -----------   ------------  ------------  ------------  ----------  -----------
George D. Lawrence Jr.  . .        110,000        29.7%         $13.19       04/06/04    $ 912,290   $2,311,923
Mark W. Anschutz  . . . . .         50,000        13.5%         $13.19       04/06/04    $ 414,677   $1,050,874
John E. Bruno . . . . . . .         50,000        13.5%         $13.19       04/06/04    $ 414,677   $1,050,874
Inmann T. Dabney, Jr. . . .         50,000        13.5%         $13.19       04/06/04    $ 414,677   $1,050,874
Cheryl A. Rich  . . . . . .         50,000        13.5%         $13.19       04/06/04    $ 414,677   $1,050,874

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE

         The following table sets forth certain information regarding options exercised during the year ended December 31, 1994 and the value of unexercised options at December 31, 1994 for the named executive officers who exercised options during 1994 or who had unexercised options at December 31, 1994, adjusted to reflect the Company's two-for-one stock split effected in January 1995. "(U)" denotes options that are not currently exercisable.

                                                                                    Number of                   Value of
                               Shares Acquired                                Securities Underlying            Unexercised
           Name                on Exercise (#)       Value Realized ($)        Unexercised Options         In-the-Money Options
-------------------------------------------------------------------------------------------------------------------------------
George D. Lawrence Jr.  . . .         --                 $     --                    110,000 (U)             $1,161,875 (U)
Mark W. Anschutz  . . . . . .      4,000                   47,250                     17,000                    350,625
Mark W. Anschutz  . . . . . .         --                       --                     50,000 (U)                528,125 (U)
John E. Bruno . . . . . . . .         --                       --                     50,000 (U)                528,125 (U)
Inmann T. Dabney, Jr. . . . .         --                       --                     50,000 (U)                528,125 (U)
Cheryl A. Rich  . . . . . . .         --                       --                     50,000 (U)                528,125 (U)
TOTAL . . . . . . . . . . . .      4,000                 $ 47,250                    327,000                 $3,625,000

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS

         The Company has entered into employment agreements with each of its executive officers, other than the Chairman of the Board. The employment agreements with all of its executive officers, other than the Chief Executive Officer, are of indefinite duration. These employment agreements may be terminated (i) by the Company, without cause, on the thirtieth day following written notice of termination from the Company to the employee; (ii) by the Company, for cause, on the day the Company gives written notice of termination to the employee for cause; or (iii) by the employee on the day the employee gives notice of termination to the Company. These agreements provide for severance payments equal to 18 months' base salary to the executives in the event of termination of employment by the Company without cause. These payments are required to be made over a period of 18 months, unless such termination is made in connection with a liquidation or merger of the Company, in which cases such payments are made in a single lump sum. Pursuant to the terms of these employment agreements the Board may, in its sole discretion, increase the base salary of the employee and/or provide other additional compensation to the employee.

         The Chief Executive Officer's employment agreement is similar to those described above, except that it is for a duration of three years, expiring April 24, 1997. This agreement provides for a lump sum severance payment of two years' base salary upon termination of employment by the Company without cause, or upon occurrence of certain events following a change of control of the Company (as defined in the employment agreement). In addition, it provides that the Chief Executive Officer will receive a lump sum payment of two years' base salary if his employment with the Company does not continue beyond April 24, 1997.

         The stock option plans of the Company provide that the vesting of stock options will be accelerated following a change of control of the Company.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The following report regarding 1994 executive compensation is submitted, as of March 6, 1995, by the Audit and Compensation Committee of the Board of Directors (the "Committee"):

         "Executive compensation levels, and procedures utilized in order to arrive at such levels, are established and monitored by the Committee, subject to the approval of the Board of Directors. In 1994 the Committee members were Francis L. Durand, Chairman; Sanjeev K. Mehra (who resigned as a director and member of the Committee on March 25, 1994); Lawrence M. Miller (who replaced Mr. Mehra on the Committee); Joseph A. Pardo; and Rex A. Sebastian, all nonemployee directors of the Company. During 1994 all decisions of the Committee were reviewed and approved by the entire Board.

         "The Company's policies covering executive compensation are designed to attract and retain key qualified executives with due consideration being given to the enhancement of stockholder value. Such retention is a significant factor in maintaining the Company's successful operations, especially considering the complexities and uniqueness of the Company's operations under concessions granted by the Egyptian government and related joint ventures. The Committee is of the opinion that the key employees' knowledge of, and prior experience with, the myriad of factors which impact operations under Egyptian concessions, have contributed substantially to the Company's success.
Executive compensation is divided among base salaries, the Annual Incentive Plan, the Deferred Incentive Plan and stock options. In addition, the Company provides group life and health insurance covering all eligible employees (including nonexecutives) which is funded by the Company. The following is a discussion of the four components of the Company's executive compensation policy.


         "Base Salaries. The Committee reviews executives' base salaries, including that of the Chief Executive Officer, on an annual basis. Base salaries of executives are linked to industry comparability and are not linked to the performance of the Company. In December 1993 Committee members reviewed a report prepared by an independent consulting firm comparing base salary levels of Company executives, including the Chief Executive Officer, with executives at other relatively comparable independent oil and gas companies selected by the independent consultant. Using the survey data as a basis, the annual base salaries of the Company's executives were adjusted to move towards comparability between those paid by the Company and the salaries paid to the executives of the companies covered by the survey. Base salaries were reviewed again in December 1994, again using an independent consulting firm and reviewing its data base of 22 relatively comparable independent oil and gas companies. Based on the 1994 review, base salaries were again adjusted upwards, effective January 1, 1995, to achieve comparability with mean salaries of comparable executives of other comparably sized independent oil and gas companies.

         "1994 Operating and Financial Results. Unlike base salaries, the remaining components of the Company's executive compensation policy are linked to the performance of the Company. Accordingly, in applying the remaining components, the Committee first reviews the operating and financial results of the Company. During calendar year 1994 the Company attained significant levels of success as noted by the following comparisons (1994 vs. 1993): Net income increased 4.5%; the Standardized Measure of Discounted Future Net Cash Flows Related to Oil and Gas Reserves increased 46.1%; the barrels of oil equivalent
(BOE) in oil and gas reserves increased 24.5%; and the per share price of the Company's Common Stock, based on the closing price as of December 31, increased 51.4%. The actions taken by the Committee reflect this excellent performance.


         "Annual Incentive Plan. During 1994 the Committee recommended, and the Company's Board of Directors approved, the adoption of the Annual Incentive Plan ("Annual Plan"), effective as of January 1, 1994. This plan was designed (along with the Deferred Incentive Plan and stock options) to provide key executives, including the Chief Executive Officer, with incentives to enhance stockholder values through improved operating efficiency and the related financial results. The Annual Plan provides for cash bonuses to be awarded to the Company's executive officers, pursuant to a formula based on the Company's net income (as adjusted) and present value of future net revenues from oil and gas reserves. The bonuses calculated under the Annual Incentive Plan to key executives cannot, in the aggregate, exceed 50% of their base salaries. Due to the excellent performance of the Company during 1994, maximum bonuses were awarded under the Annual Plan.


         "Deferred Incentive Compensation Plan. During 1994 the Board of Directors adopted, upon recommendation of the Committee, the Deferred Incentive Compensation Plan ("Deferred Plan"), effective as of April 1, 1994. The Deferred Plan is designed to award key executives with cash bonuses based on the increase in the market price of the Company's Common Stock. The Deferred Plan provides an incentive for a covered executive to stay with the Company. The Deferred Plan also provides an incentive, in addition to that provided by the Annual Incentive Plan, to the executives covered by the Deferred Plan, to enhance stockholder values through efforts contributing to increases in the market price of the Company's Common Stock.
No bonuses had been earned under the Deferred Plan as of December 31, 1994. Under the Deferred Plan the first date on which such bonuses are earned (but not vested) is April 1, 1995. Bonuses earned under the Deferred Plan on April 1, 1995, if any, would not generally be payable until April 1, 1997 and are generally conditioned upon continued employment with the Company until such date.


         "Stock Options. The 365,000 options granted in 1994 vest over a three-year period. An additional 150,000 options were granted in March 1995, vesting over a four-year period. These options provide additional incentive for key employees to continue their tenure as Company employees. The Committee believes that the Company's stock option program serves as a key incentive in retaining the services of stock option recipients and contributing to increases in stockholder values through the efforts of such recipients.

         "Chief Executive Officer. Compensation levels for Mr. George D. Lawrence Jr., the Company's Chief Executive Officer, are given special consideration in the course of Committee deliberations involving executive compensation. Mr. Lawrence's share of salary increases, bonuses, etc. noted in the preceding discussion were in the following approximate amounts:

                 Discretionary bonus - for 1993 . . . . . . . . . . . .    $   50,000
                 Increase in base salary from 1993 to 1995  . . . . . .    $   52,000
                 Annual Plan bonus for 1994 . . . . . . . . . . . . . .    $  110,000
                 Accrual of Deferred Plan bonus (subject to subsequent
                 adjustment)  . . . . . . . . . . . . . . . . . . . . .    $   56,000
                 Stock options granted in 1994  . . . . . . . . . . . .       110,000


         "The Committee is of the opinion that Mr. Lawrence's knowledge of, and prior experience with, the myriad of factors which impact operations under Egyptian concessions, has contributed substantially to the significant levels of success referred to in the preceding discussion and illustrated by the accompanying performance graph. Accordingly, the Committee deems the compensation level factors applicable to him are appropriate."


                         COMPENSATION COMMITTEE: Francis L. Durand, Chairman
                       Lawrence M. Miller, Joseph A. Pardo and Rex A. Sebastian

PERFORMANCE GRAPH

        During 1994 the Company was selected as a member of Standard & Poor's S&P SmallCap 600, an index designed to track the stock performance of small-capitalization companies. Therefore, the Company has elected to use S&P's indexes in its performance graph instead of using the Dow Jones indexes that were used in previous years. A database for the S&P SmallCap 600 is not yet available. The following graph compares the Company's cumulative total stockholder return with the cumulative total stockholder returns of the S&P Oil (Exploration/Production) Index and the S&P 500 Index, as well as the Dow Jones Equity Market Index and the Dow Jones Oil Secondary Index, for the period beginning with the date the Company's Common Stock was first registered under
Section 12 of the Exchange Act through December 31, 1994.

                      THE PHOENIX RESOURCE COMPANIES, INC.
             COMPARISON OF CUMULATIVE TOTAL RETURN TO STOCKHOLDERS


                                    [GRAPH]


                                                            04/10/90   12/31/90   12/31/91  12/31/92   12/31/93  12/31/94
                     ----------------------------------------------------------------------------------------------------
                     The Phoenix Resource Companies, Inc.      100        100          260       386        502       765
                     Standard & Poor's Oil Index               100         84           61        57         56        44
                     Standard & Poor's 500 Index               100         99          129       139        153       155
                     Dow Jones Equity Market Index             100         99          131       142        156       157
                     Dow Jones Oil Secondary Index             100         86           84        85         94        91

                              CERTAIN TRANSACTIONS

         In March 1994 the Company purchased 257,602 shares of its Common Stock at an aggregate purchase price of $3,468,611 from Goldman, Sachs & Co. ("Goldman"). This purchase was made in connection with the public sale by Goldman of 2,320,000 shares of Common Stock of the Company owned by Goldman.
At the time of these transactions, Goldman owned approximately 30.4% of the then issued and outstanding shares of Common Stock of the Company. In addition, the Company incurred $225,123 in connection with the public sale by

Goldman of such stock. Mr. Sanjeev K. Mehra and Mr. Peter G. Sachs are employees of Goldman and served as directors of the Company from September 1990 to March 1994.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon the recommendation of the Audit and Compensation Committee of the Board, has selected Arthur Andersen & Co. to act as independent auditors for the Company for the year ending December 31, 1995. Representatives of Arthur Andersen & Co. will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                 OTHER MATTERS

         The Company does not intend to bring any matters before the meeting other than those set forth above and the Company knows of no other matters to be brought before the meeting by others. However, if any other matters are brought before the meeting, the proxies named in the enclosed form of proxy will vote in accordance with their judgment on such matters.

                                      By Order of the Board of Directors



                                      PATRICIA J. MURANO
                                      Secretary

             YOUR COOPERATION IN GIVING THIS MATTER YOUR IMMEDIATE
                 ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY
                              WILL BE APPRECIATED.

March 29, 1995
Oklahoma City, Oklahoma

                                   EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                          TO THE AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      THE PHOENIX RESOURCE COMPANIES, INC.

    (PURSUANT TO SECTION 242 OF THE GENERAL CORPORATION LAW OF THE STATE OF
                                   DELAWARE)

         The Phoenix Resource Companies, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), hereby certifies the following:

         FIRST:      That Article 4.01 of the Amended and Restated Certificate
of Incorporation of the Corporation be, and hereby is, amended to read in its entirety as follows:

         Authorized Shares. The total number of shares of all classes of stock that the Corporation shall have authority to issue is 25,000,000, of which 20,000,000 shall be common stock, par value $.01 per share, and 5,000,000 shall be preferred stock, par value $.01 per share. The number of authorized shares of common stock and preferred stock may be increased or decreased by the affirmative vote of the holders of at least a majority of the shares of the Corporation's capital stock then entitled to vote in an election of directors, without a separate vote of holders of preferred stock as a class. Each share of common stock shall entitle its holder to one vote.

         SECOND:     That the foregoing amendment to Article IV of the Amended
and Restated Certificate of Incorporation and resolution pertaining thereto was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         THIRD:      That the foregoing amendment to Article IV of the Amended
and Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation entitled to vote thereon, in accordance with the provisions of the Amended and Restated Certificate of Incorporation and
Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, this instrument has been executed for, on behalf of, and in the name of the Corporation by its officers thereunto duly authorized on May 9, 1995.

                                 THE PHOENIX RESOURCE COMPANIES, INC.



                                 By: ________________________________
                                     George D. Lawrence Jr., President and Chief
ATTEST:                              Executive Officer



By: _____________________________
    Patricia J. Murano, Secretary

                                   EXHIBIT B

                              AMENDMENT NUMBER ONE
                                       TO
                      THE 1990 EMPLOYEE STOCK OPTION PLAN

         THIS AMENDMENT NUMBER ONE TO THE 1990 EMPLOYEE STOCK OPTION PLAN OF THE PHOENIX RESOURCE COMPANIES, INC. (the "Option Plan Amendment") is made as of May 9, 1995 (the "Effective Date").

         WHEREAS, The Phoenix Resource Companies, Inc. (the "Company") adopted the 1990 Employee Stock Option Plan (the "Plan"), pursuant to which employees of the Company are eligible to receive options.

         WHEREAS, the Plan provides that the stockholders of the Company have the right to amend the Plan.

         WHEREAS, at the 1995 Annual Meeting of Stockholders, the stockholders of the Company approved an amendment to a provision of the Plan, which is set forth in this Amendment.

         NOW, THEREFORE, the Plan is amended as set forth below:

         1. Section 4 of the Plan is hereby amended by adding the following at the end of the first sentence thereof:

                     Pursuant to Amendment Number One of the Plan, approved by the stockholders at its 1995 Annual Meeting, an additional 300,000 shares of Common Stock, par value $.01 per share, of the Company shall be subject to this Plan, subject to adjustment as provided in Paragraph 9 hereof.

         2. Except as specifically amended as set forth above, all of the other terms and provisions of the Plan shall remain in full force and effect.

                                  THE PHOENIX RESOURCE COMPANIES, INC.



                                   By: _______________________________
                                       George D. Lawrence Jr., President
                                       and Chief Executive Officer

                                              __________
                                                COMMON

1.  Election of Directors:

           FOR all nominees           WITHHOLD
            listed (except            AUTHORITY
             as marked to          for all nominees
             the contrary)             listed

                 / /                    / /


2. Approval of the Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as more fully described in the Proxy Statement (the "Certificate Amendment").

                    / / FOR     / / AGAINST     / / ABSTAIN

Galal P. Doss, Francis L. Durand, George D. Lawrence Jr., Lawrence M. Miller, Joseph A. Pardo and Rex A. Sebastian

(INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name on the space provided below.)

________________________________________________________________________________

3. Approval of an amendment to the Company's 1990 Employee Stock Option Plan, as more fully described in the Proxy Statement (the "Option Plan Amendment").

                    / / FOR     / / AGAINST     / / ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.


     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY; FOR APPROVAL OF THE CERTIFICATE AMENDMENT; FOR APPROVAL OF THE OPTION PLAN AMENDMENT; AND, IN THE DISCRETION OF THE PROXIES,
ON ANY OTHER BUSINESS.

This proxy revokes all prior proxies given with respect to the shares of the undersigned.

Dated ___________________________________________________________________, 1995

________________________________________________________________________________

________________________________________________________________________________
                                 Signature(s)

Please sign your name above exactly as it appears on your stock certificate, date and return promptly. When signing on behalf of a corporation, partnership, estate, trust or in any other representative capacity, please sign name and title. For joint accounts, each joint owner must sign.

IMPORTANT -- Please sign, date and mail this proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States or Canada.

--------------------------------------------------------------------------------

PROXY
                     THE PHOENIX RESOURCE COMPANIES, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 9, 1995

     The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of The Phoenix Resource Companies, Inc. (the "Company") to be held on May 9, 1995 and the Proxy Statement in connection therewith, each dated March 29, 1995; (b) appoints George D. Lawrence Jr. and Patricia J. Murano, or either of them, each with the power to appoint a substitute, as Proxies of the undersigned; (c) authorizes the Proxies to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on March 15, 1995 at such annual meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.


                  (Continued and to be signed on reverse side)